Exhibit 3.1

CERTIFICATE OF ELIMINATION

OF

SERIES B-2 CONVERTIBLE PREFERRED STOCK

SERIES C PERPETUAL PREFERRED STOCK

SERIES D PERPETUAL PREFERRED STOCK

SERIES E PREFERRED STOCK

SERIES F PREFERRED STOCK

SERIES G CONVERTIBLE PREFERRED STOCK

SERIES H CONVERTIBLE PREFERRED STOCK

SERIES I CONVERTIBLE PREFERRED STOCK

SERIES J PERPETUAL PREFERRED STOCK

SERIES K JUNIOR PARTICIPATING PREFERRED STOCK

SERIES L PERPETUAL PREFERRED STOCK

SERIES M PERPETUAL PREFERRED STOCK

SERIES N PERPETUAL PREFERRED STOCK

SERIES O CONVERTIBLE PREFERRED STOCK

OF

JAGUAR HEALTH, INC.

(Pursuant to Section 151 of the

General Corporation Law of the State of Delaware)

Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, Jaguar Health, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: That the Board of Directors of the Corporation has duly adopted resolutions setting forth the proposed elimination of the series of Preferred Stock as set forth herein:

RESOLVED FURTHER, that no shares of the following series of Preferred Stock are outstanding and none will be issued: the Series B-2 Convertible Preferred Stock, the Series C Perpetual Preferred Stock, the Series D Perpetual Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Convertible Preferred Stock, the Series H Convertible Preferred Stock, the Series I Convertible Preferred Stock, the Series J Perpetual Preferred Stock, the Series K Junior Participating Preferred Stock, the Series L Perpetual Preferred Stock, the Series M Perpetual Preferred Stock, the Series N Perpetual Preferred Stock and the Series O Convertible Preferred Stock (collectively, the “Specified Series Preferred Stock”); and be it

RESOLVED FURTHER, that all matters set forth in the applicable certificates of designation with respect to the Specified Series Preferred Stock be eliminated from the Corporation’s Third Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”); and be it

RESOLVED FURTHER, that the proper officers of the Corporation be, and each of them hereby is, authorized to, personally or by attorney, in the name and on behalf of the Corporation, execute, deliver and cause to be filed in the office of the Secretary of State of the State of Delaware a Certificate of Elimination pursuant to the provisions of Section 151(g) of the DGCL for the purpose of eliminating from the Certificate of Incorporation, all matters set forth in the Certificate of Designation with respect to each of the Specified Series Preferred Stock.

SECOND: That the Certificate of Designation with respect to the Series B-2 Convertible Preferred Stock was filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on December 23, 2019. That the Certificate of Designation with respect to the Series C Perpetual Preferred Stock was filed in the office of the Secretary of State on September 1, 2020. That the Certificate of Designation with respect to the Series D Perpetual Preferred Stock was filed in the office of the Secretary of State on September 1, 2020. That the Certificate of Designation with respect to the Series E Preferred Stock was filed in the office of the Secretary of State on August 18, 2022. That the Certificate of Designation with respect to the Series F Preferred Stock was filed in the office of the Secretary of State on November 10, 2022. That the Certificate of Designation with respect to the Series G Convertible Preferred Stock was filed in the office of the Secretary of State on May 9, 2023. That the Certificate of Designation with respect to the Series H Convertible Preferred Stock was filed in the office of the Secretary of State on June 28, 2023. That the Certificate of Designation with respect to the Series I Convertible Preferred Stock was filed in the office of the Secretary of State on September 29, 2023. That the Certificate of Designation with respect to the Series J Perpetual Preferred Stock was filed in the office of the Secretary of State on March 1, 2024. That the Certificate of Designation with respect to the Series K Junior Participating Preferred Stock was filed in the office of the Secretary of State on February 27, 2025. That the Certificate of Designation with respect to the Series L Perpetual Preferred Stock was filed in the office of the Secretary of State on May 14, 2025. That the Certificate of Designation with respect to the Series M Perpetual Preferred Stock was filed in the office of the Secretary of State on June 27, 2025. That the Certificate of Designation with respect to the Series N Perpetual Preferred Stock was filed in the office of the Secretary of State on September 9, 2025. That the Certificate of Designation with respect to the Series O Convertible Preferred Stock was filed in the office of the Secretary of State on March 2, 2026.

THIRD: None of the authorized shares of any of the Specified Series Preferred Stock are outstanding, and none will be issued.

FOURTH: That in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Corporation’s Third Amended and Restated Certificate of Incorporation, as amended, is hereby amended to eliminate all matters set forth in the applicable Certificates of Designation with respect to each of the Specified Series Preferred Stock.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Elimination to be duly executed by its duly authorized officer, this 15th day of September, 2026.

Jaguar Health, Inc.

By:	/s/ Lisa A. Conte
Name: Lisa A. Conte
Title: President & CEO